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SCHEDULE 14A
                                 (Rute 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party  other  than the  Registrant  [x]  Check the  appropriate  box:
Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2) [ ] Definitive Proxy statement [ ] Definitive Additional Materials [X] Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                               IBS FINANCIAL CORP.
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                (Name of Registrant as Specified In Its Charter)

                     COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE
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(Name of Person (s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[        ] $125 per Exchange Act Rules 0-11 (c) (1)(ii), 14a-6(1),  14a-6(i) (2)
         or Item 22 (a) (2) of Schedule 14A.
[    ] $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
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IBSF COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE

FOR IMMEDIATE RELEASE                       NEWS
Contact: Rick Grubaugh                      RELEASE
Beacon Hill Partners, Inc.
Phone:   (212) 843-8500
FAX:              (212) 843-4384

ISS RECOMMENDS VOTE FOR THE COMMITTEE'S NOMINEES

     WAYNE, NEW JERSEY, July 29, 1997 -- The IBSF Committee to Maximize Shareholder Value (the "Committee") today announced that Institutional Shareholders Services (ISS), one of the nation's leading shareholder advisory firms specializing in proxy analysis, has recommended that shareholders of IBS Financial Corp. (IBSF) vote FOR the Committee's nominees at the shareholders meeting scheduled for August 4, 1997.

     In its report, ISS concludes that "We are also concerned with the performance of IBSF and the risk-adverse strategy now in place. While a certain amount of risk aversion is prudent, the bank's ROE of less than five percent shows that management is not effectively managing the investments of shareholders." ISS continues that "We believe the addition of a representative or two from the Company's largest independent shareholder would serve to compliment management's efforts towards achieving their goal, while also ensuring that a major shareholder's voice is heard by the board."

     Ernest Beier, Jr. and Richard Whitman, members of the Committee stated, "We are extremely pleased with ISS' recommendation to IBSF's institutional shareholders to vote for the Committee's nominees. ISS' recommendation clearly indicates that IBSF's shareholders deserve an independent voice on the board of directors.

     For further information, please contact Beacon Hill Partners, Inc. at (800) 755-5001, which is acting as the Committee's proxy solicitor.